A G R E E M E N T



BETWEEN:


                              SCHNEIDER CORPORATION

                                                (the "Employer")

                                     - and -



                        DOUGLAS W. DODDS

                                                (the "Executive")




      THE PARTIES HERETO HEREBY AGREE AS FOLLOWS:


1.        Employment


1.1 The Executive agrees to continue his employment with the Employer as President and Chief Executive Officer. The Executive agrees to perform his duties and responsibilities faithfully and in a good and reasonable manner and to devote his full time and attention to the business of the Employer and shall fully disclose all relevant matters to the Employer.


1.2 The Executive acknowledges that he will acquire information about certain matters which are confidential or secret to the Employer and/or any entity which is an "associate" of the Employer, as defined in the


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Securities Act S.O.c. S.5 ("the Securities Act"), and which information is the exclusive property of the Employer and/or an associate (the "Confidential Information"). The Executive undertakes not to disclose the Confidential Information or any information which, in good faith and good conscience, ought to be treated as confidential, to any third party either during his employment or after, except as may be necessary in the proper discharge of the Executive's duties, as required by law or with the prior written permission of the Employer. The foregoing obligations shall continue for ten (10) years beyond the termination of this Agreement.

2.        Compensation and Benefits
          Base Salary

2.1 The Employer shall pay the Executive, while employed, a base salary which initially shall be: Dodds $400,000.00 per annum (the "Base Salary"). The Base Salary is subject to annual review and is subject to the approval of the Board of Directors of the Employer.

          Annual Incentive

2.2 In addition to the Base Salary the Executive shall be entitled to participate in the Employer's Incentive Bonus Plan or any successor bonus plan for executive employees.


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                                     Page 3


          Benefits and Perquisites

2.3 The Executive shall be entitled to all perquisite programs and benefit plans which the Employer provides to its senior executives including those referred to in Schedule "A".

          Vacation

2.4 The Executive shall be entitled, during each full year of employment, to receive five (5) weeks' vacation with pay.


          Stock Options

2.5 The Executive shall participate in the Employer's "Key Employees and Directors Long Term Incentive Stock Option Plan", according to its terms and subject to the Rules and Regulations of the Toronto Stock Exchange and any applicable law. The granting of options, if any, to the Executive is within the discretion of the Board of Directors of the Employer.

2.6       In the event of:

          (a) the making of a takeover bid, as defined in the Securities Act, for the securities of the Employer; or


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                                     Page 4

          (b) the giving of notice of the termination of the employment of the Executive for other than just cause as hereinafter provided for in paragraph 4.3; or

          (c) the giving of notice of the resignation of the Executive consequent on a Change in Control as hereinafter provided for in paragraph 4.6;

then subject to necessary corporate and regulatory approvals to be obtained, all options shall vest and become exercisable immediately. In the case of the event specified in paragraph 2.6 (a), however, the option shall only be exercised in the event of a successful takeover bid and, in the event the takeover bid fails, the rights of the Executive shall be the same as if the takeover bid had not been made. In the case of the event specified in paragraph 2.6 (a), subject to the takeover bid being successful, the options must be exercised within three
(3) months after the effective date of the takeover and otherwise options must be exercised in accordance with the terms of the Key Employees and Directors Long Term Incentive Stock Option Plan. In the case of the event in paragraph 2.6
(a), subject to the takeover bid being successful, or if one of the events in paragraph 2.6 (b) or (c) occur, and if for any reason the corporate and regulatory approvals are not obtained, or for any other reason the options do not, as set out above, vest and become exercisable immediately or if the Employer fails to respond forthwith to a written request by the Executive to exercise such options, the Employer shall forthwith pay the Executive an amount equal to the difference between the market value of the shares subject to options that did not vest or were not exercisable and the option price. "Market



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                                     Page 5


value of shares" means for the occurrence of the event in paragraph 2.6 (a) the highest successful takeover bid and for the occurrence of the events in paragraphs 2.6 (b) and (c) the weighted average price of Schneider Corporation Class A Non-Voting shares (Trading Symbol SCD.A) traded on the Toronto Stock Exchange during the fifty trading days immediately prior to the date of the occurrence of the event set out above in paragraphs 2.6 (b) or (c).

3.        Pension Benefit

3.1 The Executive shall participate in the Employer's registered pension plan ("RPP") and the supplementary executive retirement plan ("SERP") according to their terms, provided, however, that regardless of whether the Executive has attained age fifty-five (55) the rights of the Executive under the SERP shall vest if his employment with the Employer is terminated for other than just cause or ends by reason of the resignation of the Executive consequent upon a Change in Control as herein defined, or is deemed to be ended under paragraph 4.10.

3.2 In the event employment ends as provided in paragraph 3.1 the actuarial reduction, if any, shall be calculated from age sixty (60) to such younger age in excess of age fifty-four (54) as the Executive may elect to begin receiving his pension and not from age sixty-five (65) as otherwise stipulated in the SERP and in the RPP.

3.3 In calculating the credited service of the Executive under the RPP, a period of service equal to the Termination Period, or twelve (12)


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months in the event employment is ended and payment made under paragraph 4.10, shall be added to the credited service otherwise determined for the purpose of determining the Executive's pension benefit under the RPP. In no event shall credited service exceed the maximum permitted under the RPP.

3.4 In calculating the Executive Service of the Executive under the SERP, a period of service equal to the Termination Period, or twelve (12) months in the event employment is ended and payment made under paragraph 4.10, shall be added to the Executive Service otherwise determined for the purpose of determining the Executive's pension benefit under the SERP. In no event shall credited service exceed the maximum permitted under the SERP.

3.5 In calculating the pensionable earnings of the Executive for the purpose of the RPP and the SERP any payment to the Executive in respect of the Termination Period shall be recognized as pensionable earnings earned in equal monthly amounts over the Termination Period and any payment to the Executive under paragraph 4.10 shall be recognized as pensionable earnings earned in equal monthly amounts over the twelve (12) month period after employment is deemed to be ended.

3.6 In the event that the Executive is terminated for other than just cause under paragraph 4.3, or resigns consequent on a change in control under paragraph 4.6, or his employment is deemed to be ended under paragraph 4.10 then the Executive shall not be entitled to commence receiving pension benefits under either the RPP or SERP until the end of the


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                                     Page 7

Termination Period applicable to the termination or resignation or twelve (12) months have elapsed from the date employment is deemed to be ended under paragraph 4.10. In this regard the Executive, therefore, agrees that if contrary to the foregoing the Executive receives any pension benefits from the Employer for the Termination Period, or within twelve (12) months of the date employment is deemed to be ended under paragraph 4.10 then the Executive shall be obliged to repay the Employer as a partial repayment of the lump sum paid to the Executive, an amount equal to the amount of pension benefits received from the Employer during the applicable period.

4.        Termination of Employment or Disability

4.1 The parties understand and agree that this Agreement may be terminated by the Executive, at any time and for any reason, on the giving of six (6) months' written notice to the Employer. In any event, the Executive shall provide the Employer with twelve (12) months' written notice in the event that the Executive intends to retire prior to age sixty-five (65).

4.2 The parties understand and agree that this Agreement may be terminated at any time by the Employer for just cause without any notice or pay in lieu thereof.

4.3 The parties understand and agree that this Agreement may be terminated at any time by the Employer, for other than just cause, and in that event the Employer shall pay to the Executive in a lump sum an amount equal to the Executive's "Base Plus Bonus" multiplied by the number of


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                                     Page 8

months in the "Termination Period". The "Base Plus Bonus" is defined as the total of:

       (i) the Executive's Base Salary, per annum, as of the date of termination; and

      (ii) the average of the bonuses the Executive received, if any, during the three (3) completed fiscal years immediately preceding the year of the Executive's termination from employment or, if the Executive has been employed for less than three (3) completed fiscal years, then, the average of the bonuses received by the Executive, for the completed fiscal years preceding the year of his termination from employment;

             both divided by twelve.

             The "Termination Period" is defined as the lesser of:

             (i) Thirty-six (36) months in the event notice of termination is given to the Executive within two (2) years of the effective date of a Change in Control, as hereinafter defined, or thirty (30) months otherwise; and
             (ii) the number of months from the date of termination of employment to the Normal Retirement Date. Partial months aggregating thirty (30) or more days shall be counted as one month.


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                                            Page 9

For the purpose of this Agreement, Normal Retirement Date means the first day of the month coincident with, or next following, the attainment by the Executive of age sixty-five (65).

4.4 In the event that the Executive's employment ends, other than by reason of a termination for just cause or resignation other than consequent on a change in control, on a date that is not coincident with the fiscal year end of the Employer, the Employer shall pay to the Executive a "stub period bonus" being an amount equal to the lesser of:

          (i) the Executive's target bonus, under the Incentive Bonus Plan or any successor plan, for the fiscal year during which active employment ends; and

          (ii) the average of the bonuses the Executive has received, if any, during the three (3) completed fiscal years immediately preceding the year in which the Executive's employment ends or, if the Executive has been employed for less than three
                (3) completed fiscal years, then, the average of the bonuses received by the Executive, for the completed fiscal years preceding the year in which his employment ends.

multiplied by the number of days from the last completed fiscal year end to the last day of employment divided by three hundred and sixty-five (365). For the purposes of calculating the "stub period bonus" employment ends after six (6) consecutive months of disability.


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                                     Page 10


4.5 The Employer shall be deemed to have terminated the Executive for other than just cause, and paragraph 4.3 above shall be applicable, in the event that:

     (a) The Employer changes the Executive's duties inconsistent with the Executive's skills, position, duties, responsibilities or status with the Employer at the date hereof or the Employer effects a downward change in the Executive's Base Salary, reporting responsibilities or principal position as in effect at the date hereof or the Executive is removed from such principal position or such principal position is eliminated, except in connection with the termination of the Executive's employment for just cause, permanent disability, retirement or as a result of his death; or

     (b) The Employer fails in a material respect to continue, or to act to avoid any material adverse change in the terms or achievable results under, the Incentive Bonus Plan and Stock Option Plan in which the Executive is now entitled to participate on such terms as the Executive participates on the date hereof or as the same may be modified from time to time but substantially in the form currently in effect or the Employer fails to continue the Executive as a participant in such plans on substantially the same basis as the Executive now participates; or


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     (c)  The Employer fails in a material respect to continue in effect any other compensation or benefit which is presently provided to the Executive, or plans or policies providing the Executive with substantially similar benefits as specified in paragraphs 4.5 (a) and
          (b) hereof, and on no less favourable terms than those which currently apply or the taking of any action by the Employer which would adversely affect participation in or materially reduce the Executive's benefits under any of such plans or deprive the Executive of any material fringe benefit, amenity or perquisite enjoyed by the Executive on the date hereof; or

     (d) There arise circumstances which amount in law to a constructive termination of the Executive's employment.

In determining whether an event as described in paragraphs 4.5 (a), (b), (c) or
(d) has occurred there shall be taken into account any corresponding or concurrent positive change in compensation and benefits made by the Employer. An adverse change to compensation, that applies to all executives of the Employer, and to those executives, if any, of its affiliates having executive responsibility for the Employer, and is reasonably necessary having regard to economic conditions which have arisen at the time the event described in paragraphs 4.5(a), (b), (c) or (d) occurs is not an event amounting to a deemed termination. There shall not, however, be a deemed termination under this paragraph unless:


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          (i)   the Executive, within three (3) months of receipt of written notice from the Employer specifically referring to paragraph
                4.5 of this Agreement containing particulars of; and the effective date of; the event described in paragraphs 4.5(a),
                (b), (c) or (d), provides the Employer with an objection in writing to the event or the Executive otherwise provides the Employer with an objection in writing to the event; and

          (ii) the Employer does not act within one (1) month of such objection in writing to rescind or otherwise avoid the occurrence or continuation of any of the events objected to. Failure to object to an event described in paragraphs 4.5(a),
                (b), (c) or (d) shall not, however, preclude the Executive from reliance on such event if the Executive objects to a subsequent event or events in accordance with this paragraph.

4.6 The parties understand and agree that in the event of a Change in Control, the Executive may elect, during the two (2) year period immediately following the date of the Change in Control, to resign from his employment with the Employer upon three (3) months written notice, in which event:

       (a) the Employer shall pay to the Executive in a lump sum an amount equal to the amount which the Executive would otherwise have been entitled to in the event of a for other than


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             just cause termination under paragraph 4.3 above except that in the event of a resignation consequent on a Change in Control the "Termination Period" is defined as the lesser of:

             (i)   thirty (30) months; and

             (ii) the number of months from the effective date of the Executive's resignation to the Normal Retirement Date. Partial months aggregating thirty (30) or more days shall be counted as one month.

4.7       "Change in Control" shall mean the occurrence, after the date hereof;
of:

       (i) the acquisition of voting shares (as hereinafter defined) of the Employer and/or securities ("Convertible Securities") convertible into, exchangeable for or representing the right to acquire voting shares of the Employer, as a result of which a person, group of persons or persons acting jointly orin concert, or persons associated or affiliated within the meaning of the Securities Act (Ontario) with any such person, group of persons or any of such persons acting jointly or in concert (collectively "Acquirors"), beneficially own voting shares of the Employer and/or Convertible Securities such that, assuming the conversion, exchange or exercise of Convertible Securities beneficially owned by the Acquirors, the Acquirors would beneficially own voting


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              shares of the Employer that would entitle the holders thereof to cast more than 50% of the votes attaching to all voting shares in the capital of the Employer that may be cast to elect directors of the Employer. For the purposes of this paragraph 4.7, "voting share" means a share of any class of shares of the Employer carrying voting rights under all circumstances or by reason of an event that has occurred and is continuing or by reason of a condition that has been fulfilled; or

      (ii) the acquisition by Acquirors of any direct or indirect influence that, if exercised, would result in control in fact of the Employer; or

     (iii) the sale, lease or exchange of all or substantially all the property of the Employer other than in the ordinary course of business;

Provided, however, that transfers, acquisitions, sales or amalgamations among corporations, persons or legal entities that are associates of the Employer as defined in the Securities Act shall not result in a "Change of Control".

4.8 The parties understand and agree that Long Term Disability Benefits coverage under the Employer's plans shall cease immediately upon the effective date of the Executive's resignation from or termination of employment. Benefits as described in Schedule "A", including the


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Executive's automobile benefit (including lease costs, insurance, operating costs and applicable taxes) and its related tax treatment, shall continue during the period of notice of resignation given by the Executive or during the applicable Termination Period following the last day of employment in the event of a termination other than for just cause or a resignation consequent on a Change in Control as herein provided, as the case may be, but each particular benefit shall cease on the earliest of:

       (a) the day the Executive's resignation becomes effective in the case of a resignation not consequent on a Change in Control;

       (b) the day the Executive becomes re-employed and eligible and entitled to receive the particular benefit with the equivalent or better coverage; and

       (c)    the last day of the applicable Termination Period.

4.9 The Employer is entitled at any time after termination to require that the lease, insurance and other rights and obligations respecting the automobile used by the Executive be transferred to the Executive, and the Executive will consent to such transfer. The transfer of the lease does not, however, relieve the obligation of the Employer to continue to make lease and other payments as part of the continuation of the automobile benefit as provided in paragraph 4.8.

4.10 In the event that the Executive is disabled from performing the duties and responsibilities of his position for six (6) consecutive months


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and the Employer, acting reasonably and in good faith, decides that it is unlikely that the Executive will be able to perform the duties and responsibilities of his position for a total of twelve (12) consecutive months or more, then the Employer may permanently fill the position of the Executive. In that event, however, the Executive will continue to have the status of an employee. In the event that the Executive is thereafter able to resume his employment, and the Executive and the Employer are able to agree on an appropriate position and terms and conditions of employment, then employment shall continue on such terms and conditions. In the event that the Executive and the Employer are not able to agree on terms and conditions of continuing employment then the parties agree that the employment of the Executive, is deemed to be ended upon notice given by either the Employer or Employee to the other. In that event, the Employer shall pay to the Executive twelve (12) months of his Base Salary in lieu of any payment under paragraphs 4.3 or 4.6 of this Agreement or under the Employment Standards Act as specified in paragraph 4.11 of this Agreement. No amount is payable, however, unless and until the Executive ceases to receive disability benefits and the calculation is done if and when the right to payment arises and the Executive shall not commence receiving pension benefits under the RPP or SERP until the number of months in respect of which the Executive has received payment has elapsed, notwithstanding any vesting of the SERP under paragraph 3.1 or anything to the contrary in paragraph 3.6.

4.11 The Executive acknowledges and agrees that the consideration contained in this Agreement is inclusive of any and all compensation, payments, notice, pay in lieu of notice or severance payments


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to which the Executive may be entitled under the Employment Standards Act, any other applicable legislation, or otherwise. The Executive and the Employer further acknowledge and agree that the consideration herein is fair and reasonable. The Executive agrees that upon any termination of the Executive's employment by the Employer, or upon the resignation by the Executive following a Change in Control, he shall have no cause of action, claim or demand against the Employer or any other person as a consequence of such termination or resignation, the Executive hereby releasing and discharging the Employer from any and all liability related to the termination or resignation of his employment other than for his entitlement as herein set out.


5.        Resignation from Boards of Directors

5.1 The Executive agrees that on his resignation from employment, whether following a Change in Control or otherwise, or on his termination of employment, irrespective of the time, manner or cause, he shall immediately offer to resign all offices held, including directorships, in the Employer, or any other entity related to the Employer and the Executive shall not be entitled to receive any additional severance payment or compensation for loss of office or otherwise upon an accepted resignation.


6.        Employer's Property

6.1 The Executive acknowledges that all items of any and every nature or kind created or used by the Executive pursuant to the Executive's employment under this Agreement, or furnished by the Employer to the


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Executive, and all equipment, credit cards, books, records, reports, files, manuals, literature, Confidential Information or other materials shall remain and be considered the exclusive property of the Employer at all times and shall be surrendered to the Employer, in good condition, promptly on the termination of the Executive's employment irrespective of the time, manner or cause of the termination, or on the Executive's resignation from employment.


7.        Restrictive Covenant

7.1       In the event that:

     (a) the Executive is terminated for other than just cause, except pursuant to paragraph 7.1(b), then until the day that is thirty (30) months after the date of termination; or

     (b)  the Executive is terminated for other than just cause within the two
          (2) year period immediately following the date of a Change in Control, then until the day that is three (3) months after the effective date of termination; or

     (c) the Executive resigns consequent on a Change in Control then until the day that is thirty (30) months after the effective date of resignation; or

     (d) the Executive resigns and is entitled to commence receiving pension benefits under the Employer's registered pension


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          plan and/or the SERP, then until the day that is twenty-four (24)
          months after the effective date of resignation;

the Executive shall not directly or indirectly, as principal, agent, shareholder, partner, employee, independent contractor, consultant or otherwise engage in, assist or be interested in or connected with a Named Competitor.

7.2 The Named Competitors are: Maple Leaf Foods Inc., Bums Foods (1985) Limited, Gainers Inc., Pillers Sausages & Delicatessens Ltd., Intercontinental Packers Limited (includes Mitchell's Gourmet Foods), Maple Lodge Farms, Cuddy Food Products, Quality Meat Packers Ltd., Sara Lee Corp., Phillip Morris Companies Inc. (including Oscar Mayer), ConAgra, Inc., Geo. A. Hormel & Company, Tyson Foods Inc. and their associates as defined in the Securities Act and any successors to the Named Competitors and their associates.


8.        Arbitration

8.1 Any dispute between the parties hereto, whether arising during the period of this Agreement or at any time thereafter which relates to the validity, construction, meaning, performance or effect of this Agreement or the rights and liabilities of the parties hereto or any matter arising out of or connected with this Agreement shall be subject to arbitration pursuant to the Arbitration Act, 1991 (Ontario) ("the Act") as it may be amended from time to time and shall not be the subject of any Court action or other claim or proceeding.


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8.2       The party desiring arbitration shall nominate one (1) arbitrator and shall notify the other party hereto of such nomination. Such notice shall set forth a brief description of the matter submitted for arbitration and, if appropriate, the paragraph hereof pursuant to which such matter is so submitted. Such other party shall within ten (10) days after receiving such notice nominate an arbitrator and the two (2) arbitrators shall select a Chair of the arbitral tribunal to act jointly with them. If said arbitrators shall be unable to agree in the selection of such Chair, the Ontario Court (General Division) shall appoint such Chair as provided in the Act. Each party shall, at the time of appointing an arbitrator, deliver on a without prejudice basis to the other party a written and comprehensive offer to settle.

8.3 The arbitration shall take place in the Municipality of Metropolitan Toronto or such other place as the Executive and the Employer may agree. The decision of the arbitrators and Chair or of any two (2) of them in writing shall be binding upon the parties both in respect of procedure and the conduct of the parties during the proceedings and the final determination of the issues therein. Said arbitrators and Chair shall, after hearing any evidence and representations that the parties may submit, make their decision and reduce the same to writing and deliver one (1) copy thereof to each of the parties hereto.

8.4 If the party hereto receiving the notice of the nomination of an arbitrator by the party desiring arbitration fails to nominate an arbitrator, then the Ontario Court (General Division) shall appoint such Arbitrator as provided in the Act.


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8.5       If a dispute is referred to Arbitration by either party then the
Employer shall pay the costs of the Arbitration and all legal and expert fees and disbursements of the Executive as such costs are incurred.

8.6 If the Employer achieves substantial success in the Arbitration the arbitrators and Chair shall require that the Executive reimburse the Employer for any legal and expert fees and disbursements initially incurred by the Executive and paid by the Employer under paragraph 8.5 hereof. The arbitrators and Chair shall determine what constitutes substantial success and the appropriate amount of costs to be paid or reimbursed by the Executive taking into account such factors as they deem appropriate including all offers to settle. Apart from this the arbitrators and Chair have no authority with respect to costs.

8.7 Notwithstanding the foregoing, any arbitration may be carried out by a single arbitrator if the parties hereto so agree, in which event the provisions of this paragraph shall apply, mutatis mutandis.


9.        Assignment of Rights

9.1 The rights, which accrue to the Employer under this Agreement shall pass to and be binding upon its successors or assigns. The rights of the Executive under this Agreement are not assignable or transferable in any manner, except as otherwise provided herein.

9.2 The Executive agrees to assign his life insurance policy referred to in Schedule "A" hereof to the Employer as security for the


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indebtedness of the Executive under the Share Purchase Plan of the Employer, and any other indebtedness to the Employer, in the event that at any time the market value of the stock pledged by the Executive as security for his loan under the Share Purchase Plan is less than 125% of the outstanding amount of the loan. For the purpose of greater certainty the existing and outstanding rights and obligations of the parties under the Share Purchase Plan continue according to its terms.


10.       Notices

10.1 Any notice required or permitted to be given to the Executive shall be sufficiently given if delivered to the Executive personally or if mailed by ordinary and registered mail to the Executive's address last known to the Employer service shall be effective on the fifth day after mailing.

10.2 Any notice required or permitted to be given to the Employer shall be sufficiently given if delivered or mailed by ordinary and registered mail to the Employer's head office and shall be effective on the fifth day after mailing.


11.       Severability

11.1 In the event that any paragraph, provision or part of this Agreement shall be deemed void or invalid the remaining paragraphs, provisions or parts shall be and remain in full force and effect.


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                                     Page 23


12.       Agreement


12.1 This Agreement constitutes the entire Agreement between the parties with respect to the employment of the Executive and, excepting the Executive's fiduciary and other common law duties and obligations which shall survive and shall continue beyond the termination of this Agreement, any and all previous agreements, written or oral, express or implied, between the parties or on their behalf; relating to the employment of the Executive by the Employer are terminated and cancelled and are of no further force or effect.


13.       Modification of Agreement

13.1 Any modification to this Agreement must be in writing and signed by the parties or it shall have no effect and shall be void. Any failure to enforce, or waiver of; rights under this Agreement by either party shall not operate as a waiver or otherwise estop or impair the ability of such party to thereafter rely upon the strict rights in this Agreement, except as otherwise provided in this Agreement.


14.       Headings

14.1 The headings used in this Agreement are for convenience only and are not to be construed in any way as additions to or limitations of the covenants and agreements contained herein.


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15.       Copy of Agreement

15.1 The Executive hereby acknowledges receiving a copy of this Agreement duly executed on behalf of the Employer and confirms that he has had the opportunity to review its terms and that he fully understands that he has received independent legal advice in respect thereof from John R. Sproat, Miller Thomson, Barristers and Solicitors, Toronto.


16.       Governing Law

16.1 This Agreement shall be construed in accordance with the laws of the Province of Ontario.

          IN WITNESS WHEREOF this Agreement has been

executed by the parties to it, this 27th day of March, 1996.


SIGNED, SEALED AND                  )
DELIVERED in the presence of        )
                                    )
                                    )
                                    )
  (signed)                          )           (signed)
   Witness                          )     DOUGLAS W. DODDS

                                          SCHNEIDER CORPORATION

                                          Per:
                                                (signed)
                                           Herbert J. Schneider - Chairman
                                                (signed)

                                           F. P. Schneider -Vice Chairman

                               AMENDING AGREEMENT

BETWEEN:

                              SCHNEIDER CORPORATION

                                                            (the "Employer")

                                     - and -




                                DOUGLAS W. DODDS

                                                            (the "Executive)


WHEREAS the parties entered into a retention agreement on March 27, 1996 (the "Original Agreement");

AND WHEREAS the parties desire to amend certain provisions of the Original Agreement so that the Executive will not be distracted from the business of the Employer in the context of a Change in Control (as hereinafter defined) transaction and will not act otherwise than in the best interests of the Corporation in connection therewith;

THEREFORE, in consideration of the sum of $1.00 paid by each party to the other, the receipt and sufficiency whercof is hereby acknowledged,

THE PARTIES HERETO HEREBY AGREE AS FOLLOWS:

1. Paragraph 4.5 of the Original Agreement is amended by deleting the following:

      "An adverse change to compensation, that applies to all executives of the Employer, and to those executives, if any, of its affiliates having executive responsibility for the Employer, and is reasonably necessary having regard to economic conditions which have arisen at the time the event described in paragraphs 4.5 (a), (b), (c) or (d) occurs is not an event amounting to a deemed termination."

2. Paragraph 8.1 of the Original Agreement is amended by adding the following at the end thereof:

      "As used herein, the word "Agreement" shall include any written amendments hereto signed by both parties."

3. The words "change of control", "change in control", "Change of Control" or similar words, shall be deemed to mean "Change in Control" wherever they appear in the Original Agreement, including without limitation the schedules thereto.

4. All other provisions of the Original Agreement remain in full force and effect.


             IN WITNESS WHEREOF the parties have executed this amending agreement under seal this 14th day of November, 1997.


SIGNED, SEALED AND             )
DELIVERED in the presence of   )
                               )
                               )
                               )
           (signed)            )                (signed)
              Witness          )          DOUGLAS W. DODDS
                               )


                               SCHNEIDER CORPORATION

                               Per:        (signed)
                                    E. N. Schneider
                                    Vice President, Secretary and. General
                                    Counsel

                                          (signed)
                                    H.W. Sloan, Chairman
                                    Compensation and Human Resources Commiteee

                            AMENDING AGREEMENT NO. 2

BETWEEN
                              SCHNEIDER CORPORATION
                                                            (the "Employer")

                                     - and -


                                DOUGLAS W. DODDS
                                                            (the "Executive")


WHEREAS the parties entered into an agreement on March 27, 1996 (the "Original Agreement");

AND WHEREAS the parties entered into an amending agreement dated November 14, 1997 (the "First Amending Agreement");

AND WHEREAS the parties desire to clarify and further amend certain provisions of the Original Agreement as amended by the First Amending Agreement;

THEREFORE, in consideration of the sum of $1.00 paid by each party to the other, the receipt and sufficiency of which is hereby acknowledged;

THE PARTIES HERETO AGREE AS FOLLOWS:

1. Paragraph 3.1 of the Original Agreement shall be and is hereby deleted and the following provision shall be and is hereby substituted therefor:

       "3.1 The Executive shall participate in, and shall be entitled to receive all of the benefits to be derived from, the Employer's registered pension plan (the "RPP") and the Employer's Supplementary Executive Retirement Plan (the "SERP"), a copy of which SERP is annexed hereto as Schedule "B" and which is referred to therein as The Supplemental Retirement Program for Designated Executives of Schneider Corporation, in accordance with their terms. The Employer shall promptly provide an Instruction or Instructions to the Trustee under the Trust Agreement dated August 1, 1992 between the Employer and The Canada Trust Company in order to give full effect to the Executive's rights and entitlements herein. Provided, however, that irrespective of whether the Executive has attained the age of fifty-five (55) years, the rights of the Executive under the SERP shall vest if his employment with the Employer is, or is deemed to be, terminated for other than just cause or ends by reason of the resignation of the Executive consequent upon a Change in Control as defined in paragraph 4.7 hereof or is deemed to be ended pursuant to paragraph
            4.10 hereof. Notwithstanding any provision to the contrary in this Agreement or any amendment hereto, in the RPP or in the SERP annexed as Schedule "B", including but not limited to paragraph 12 of the SERP, any amendment to the SERP of any kind or nature whatsoever affecting the Executive or any termination thereof affecting the Executive shall be deemed to be an event described in paragraph 4.5 hereof. For greater certainty, the result of any such event shall be:
            (i) the rights and entitlements of the Executive under the SERP as it existed immediately prior to such amendment or termination shall immediately vest irrespective of whether the Executive has attained the age of fifty-five (55) years;
            (ii) the Employer shall be deemed to have terminated the Executive for other than just cause; and
            (iii) paragraphs 3.1, 4.3, 4.4, 4.8, 4.9, 4.12, 5.1, 7.1, 7.2, 8.1,
                  8.2, 8.3, 8.4, 8.5, 8.6 and 8.7 hereof shall be applicable."

2. After paragraph 3.6 of the Original Agreement the following provision shall be and is hereby added:

       "3.7 All of the Employer's obligations in relation to the SERP, including but not limited to its obligation to fund the SERP and to give an Instruction or Instructions to the Trustee pursuant to the provisions of the SERP and the Trust Agreement between the Employer and The Canada Trust Company dated August 1, 1992, shall be enforceable by the Executive, if necessary, by any and all legal means, and the remedies available to the Executive shall not be limited and shall include a mandatory order or orders from any court or tribunal of competent jurisdiction or any arbitration panel contemplated under this Agreement."

3. Paragraph 4.1 of the Original Agreement shall be and is hereby amended by deleting in the third line thereof the words "six (6)" and substituting therefor the words "three (3)".

4. Paragraph 4.4 of the Original Agreement shall be and is hereby amended by deleting in the second and third lines thereof the words "other than consequent on a change in control" and substituting therefor the words "(except for resignation of the Executive consequent upon a Change in Control)".

5. Paragraph 4.5 of the Original Agreement as amended shall be and is hereby amended by:

            (i) deleting in the second line thereof the words "paragraph 4.3 above" and substituting therefor the words "paragraphs 3.1, 4.3, 4.4, 4.8, 4.9, 4.12, 5.1, 7.1, 7.2, 8.1, 8.2, 8.3, 8.4,
                  8.5, 8.6 and 8.7 hereof';
            (ii) inserting in the fourth line of paragraph 4.5 (a), after the words "the Executive's Base Salary", the words "from the Executive's Base Salary in effect immediately before the effective date of such downward change"; and
            (iii) deleting the last sentence of paragraph 4.5 beginning with the words "There shall not, however, be a deemed termination under this paragraph unless:"and ending with the words "in accordance with this paragraph".

6. Paragraph 4.10 of the Original Agreement shall be and is hereby amended by deleting in the fourteenth line the words "Executive, is deemed to be ended upon notice" and substituting therefor the words "Executive shall be deemed to be ended upon written notice" and by deleting the last sentence and substituting therefor the following:

            "No amount is payable, however, unless and until the Executive ceases to receive disability benefits and the calculation of the amount payable hereunder may reasonably be done. Furthermore, the Executive shall not commence receiving pension benefits under the RPP or SERP until the number of months in respect of which the Executive is receiving payments of base salary pursuant to this paragraph 4.10 has elapsed, notwithstanding any vesting of the SERP under paragraph 3.1 or anything to the contrary in paragraph 3.6."

7. After paragraph 4.11 of the Original Agreement the following provision shall be and is hereby added:

     "4.12 For greater certainty, notwithstanding the termination for any reason of the Executive's employment or this Agreement, the Executive's and the Employer's respective rights and obligations under this Agreement consequent upon a termination of the Executive's employment or this Agreement shall survive and shall continue in full force and effect."

IN WITNESS WHEREOF the parties have executed this Amending Agreement No. 2 under seal this 20th day of July, 1998.


SIGNED, SEALED AND             )
DELIVERED in the presence of   )
                               )
                               )
             (signed)          )          (signed)
              Witness          )    DOUGLAS W. DODDS


                               SCHNEIDER CORPORATION
                               Per:
                                          (signed)
                                   Eric N. Schneider, Vice President,
                                   Secretary and General Counsel

                                          (signed)
                                   Hugh W. Sloan, Chairman,
                                   Compensation and Human Resources Committee

           -----------------------------------------------------------
                             Schneider Corporation
           -----------------------------------------------------------

November 17, 1998

PRIVATE & CONFIDENTIAL

Mr. Douglas W. Dodds
Chairman and Chief Executive Officer
Schneider Corporation
321 Courtland Avenue East, Box 130
Kitchener, Ontario N2G 3X8

Dear Doug:

       Re:  Employment Agreement

I am enclosing the following documents:

    1. Certified true copy of March 27, 1996 Employment Agreement between you and Schneider Corporation.

    2.  Certified true copy of Amending Agreement dated November 14, 1997.

    3. Original of September 11, 1998 opinion letter from Lax O'Sullivan Cronk, solicitors retained to give independent legal advice to the executives, which has attached to it as a schedule a copy of the July 20, 1998 Amending Agreement No. 2 which has been certified as a true copy.

    4. Original of November 17, 1998 opinion letter from Lax O'Sullivan Cronk, solicitors retained to give independent legal advice to the executives.

    5. Office consolidation of your Employment Agreement prepared by McDonald & Hayden, the Corporation's solicitors with respect to executive employment matters.

In addition to providing you with a complete set of certified copies of your Employment Agreement, the purpose of this letter is to dispel any possible ambiguity in the interpretation of certain provisions of your Employment Agreement and to make certain other changes to it that we have discussed by making the following amendments thereto.

1. Section 4.1 of the Employment Agreement as amended by Amending Agreement No. 2 is amended by deleting the second sentence thereof.

2. Paragraph A) of Schedule A of the Employment Agreement is amended by deleting on the first page thereof the words "0 the amount required to satisfy' the Registered Compensation Arrangement (RCA)". (This amendment is intended to ensure that the calculation of your life insurance and accidental death insurance is not referable in any way to the Registered Compensation Arrangement.)

3. (a) Section 4.5 (a) of the Employment Agreement as amended by Amending Agreement No. 2 is amended by: deleting in the third line thereof the words "at the date hereof' and substituting therefor the words "on the date immediately before the effective date of such change"; and deleting beginning in the fifth line thereof the words "at the date hereof' and substituting therefor the words "on the date immediately before the effective date of such downward change".

       (b) Section 4.5 (b) of the Employment Agreement is amended by: deleting in the fourth and tenth lines thereof the word "now"; deleting in the sixth line thereof the word "hereof' and substituting therefor the words "immediately prior to such discontinuation or change"; deleting in the seventh line thereof the word "currently"; inserting after the word "effect" on the seventh line thereof the words "on the date immediately prior to such modification"; and inserting after the word "participates" on the tenth line thereof the words "on the date immediately prior to such discontinuation".

       (c) Section 4.5 (c) of the Employment Agreement is amended by deleting in the second line thereof the word "presently"; inserting in the third line thereof after the words "to the Executive" the words "on the date immediately prior to such discontinuation"; deleting in the sixth line thereof the word "currently"; inserting in the sixth line thereof after the word "apply" the words "on the date immediately prior to such discontinuation or change"; and deleting in the last line thereof the word "hereof' and substituting therefor the words "immediately prior to the change effected by such action".

(These amendments are intended to confirm and ensure that the appropriate point of comparison for a deemed termination event as set out in section 4.5 of your Employment Agreement is the point immediately prior to the event in question, not the date of inception ofyour Employment Agreement which happened to be March 27, 1996.)

4. The Corporation will give you notice in writing immediately upon the occurrence of a "Change in Control" event as described in section 4.7 of your Employment Agreement.

5. If you decide to resign consequent upon a "Change in Control" as provided for in section 4.6 of your Employment Agreement, you must provide your written notice to the Corporation within 21 months of the effective date of the "Change in Control". The effective date of your resignation stated in such notice must be 3 months from the date the notice is given. In the event that you are retiring and are doing so by electing to resign consequent upon a "Change in Control", the effective date for the commencement of your retirement entitlements and benefits, at your option, can be any date between your 55~ and 65k" birthdays, provided that such date not occur before the end of your "Termination Period" as determined by section 4.6 of your Employment Agreement.

6. Section 4.7 of the Employment Agreement is amended by deleting in the first and second lines thereof the words "the date hereof' and substituting therefor the words "March 27, 1996".

7. Section 3.3 of the Employment Agreement is amended by adding thereto after the last sentence thereof the following sentence: "For the purpose of determining whether the age and years of Continuous Service of the Executive adds up to eighty-five (85) in the last sentence of section 8.03 of the RPP, the Executive's age at the date he leaves active employment with the Corporation shall be deemed to be his age at the end of the Termination Period, or twelve
(12) months from the date his employment is ended in the event it is ended and payment made under paragraph 4.10."

Please confirm your agreement with the amendments to your Employment Agreement set forth above by signing both copies of this letter and returning one copy to the Corporation.

Sincerely,

SCHNEIDER CORPORATION


    (signed)

Gerald A. Hooper
Vice President and Chief Financial Officer


I agree to and accept the above this 17th day of November, 1998.

    (signed)

Douglas W. Dodds